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                                                               EXHIBIT 10.10(vi)


                             [BMW GROUP LETTERHEAD]

BMW Group



202 202 -10

Navigation Technologies B.V.
De Waal 15

NL- 5684 PH Best



EM-22
(089) 3 62-46214
(089) 3 62-70-46214
Wilhem.Viessmann@bmw.de
22.05.2002

MODIFICATION OF THE WARRANTY AGREEMENT DATED 08.09.98



Dear Sir or Madam,

When reviewing the Warranty Agreement, we have noticed that this must be adapted to current practice in two points:

The emissions requirements of the American authorities do not refer to exhaust gas emissions, rather to other types of vehicle emissions (e.g. through permeation). For this reason, the corresponding opening clause in subparagraph 2 of the Warranty Agreement should be changed as follows:

         "To the extent that exhaust, emission, or safety-relevant parts exceed the above-mentioned warranty periods by following valid warranty period or kilometric performances resulting from mandatory or other regulations, the longer time periods apply."

To the extent that nothing else results from the above, subparagraph 2 of the Warranty agreement remains unaffected.

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BMW Group


Navigation Technologies B.V.
22.05.2002
2



Various companies of the BMW Group use other conditions for purchasing besides the purchasing conditions for production materials and car components stated in the Warranty Agreement. For this reason, the reference should be agreed upon as follows, as a departure from subparagraph 1:

         "To the extent that nothing differing has been regulated in this agreement, the prevailing BMW purchasing conditions given in the BMW order are applicable for fault liability."

To show your consent to the above changes, we kindly ask you to return a signed copy of this letter to us. We have noted the 19.06.02 for the receipt of you reply. We are looking forward to continuing the supply relationship with your company in a partnership-like manner based on the changed Warranty Agreement.


Yours sincerely,
BAYERISCHE MOTOREN WERKE AKTIENGESELLSCHAFT

                                   On behalf of


/s/ Viessmann                      /s/ Rohrhirsch
Viessmann                          Rohrhirsch


We hereby consent to the above changes to the Warranty Agreement dated 08.09.98.

                                                             Cc/Hr. Ockel


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Date, Supplier

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